                         SCHEDULE 14A PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                               File No. 0-24992

[X]  Filed by the Registrant
[ ]  Filed by a party other than the Registrant

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        TELETOUCH COMMUNICATIONS, INC.
               (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:   N/A

2)   Aggregate number of securities to which transaction applies:      N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is
     calculated and state how it was determined):                      N/A

4)   Proposed maximum aggregate value of transaction:                  N/A

5)   Total fee paid:                                                   N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:                                           N/A

2)   Form, Schedule or Registration Statement No.:                     N/A

3)   Filing Party:                                                     N/A

4)   Date Filed:                                                       N/A

                        TELETOUCH COMMUNICATIONS, INC.
                           110 N. COLLEGE, SUITE 200
                              TYLER, TEXAS  75702


October 8, 1998


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Teletouch Communications, Inc. on November 11, 1998. The Annual Meeting will begin at 9:00 a.m. local time at the Four Seasons Hotel, Fairfield Room, 1300 Lamar, in Houston, Texas.

Information regarding each of the matters to be voted upon at the Annual Meeting is contained in the attached Proxy Statement. We urge you to read the Proxy Statement carefully. The Proxy Statement is being mailed to all stockholders on or about October 8, 1998.

Because it is important that your shares be voted at the Annual Meeting, whether or not you plan to attend in person, we urge you to complete, date, and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope. If you are a stockholder of record and do attend the meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

We look forward to seeing you in Houston on November 11, 1998.


Very truly yours,



Robert M. McMurrey
Chairman of the Board

                         TELETOUCH COMMUNICATIONS, INC.
                           110 N. COLLEGE, SUITE 200
                              TYLER, TEXAS  75702

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 11, 1998

                    ----------------------------------------

TO THE STOCKHOLDERS OF TELETOUCH COMMUNICATIONS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Teletouch Communications, Inc., a Delaware corporation (the "Company"), will be held on November 11, 1998, at the Four Seasons Hotel, Fairfield Room, 1300 Lamar, Houston, Texas, at 9:00 a.m. local time, and thereafter as it may from time to time be adjourned, for the purposes stated below:

1. To elect three Class I directors to serve for three years and until their successors have been duly elected and shall qualify;

2. To ratify the selection of Ernst & Young LLP as the Company's independent accountants; and

3.   To transact such other business as may properly come before the meeting.

     All stockholders are cordially invited to attend the Annual Meeting. Only those stockholders of record at the close of business on October 1, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books will not be closed.

     Stockholders should note that the Company's By-Laws provide that no proposals or nominations of directors by stockholders shall be presented for vote at an Annual Meeting of Stockholders unless notice complying with the requirements in the By-Laws is provided to the Board of Directors or the Company's Secretary no later than the close of business on the fifth day following the day on which notice of the meeting is first given to stockholders.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, 2 BROADWAY, NEW YORK, NY 10004.


October 8, 1998                 TELETOUCH COMMUNICATIONS, INC.



                                Susie F. Smith, Secretary

                        TELETOUCH COMMUNICATIONS, INC.


                                PROXY STATEMENT

                             Dated October 8, 1998


                                 INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Teletouch Communications, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of the Company's stockholders to be held at the Four Seasons Hotel, Fairfield Room, 1300 Lamar, Houston, Texas, on November 11, 1998, at 9:00 a.m., and at any adjournments thereof (the "Annual Meeting"). The principal executive offices of the Company are located at 110 N. College, Suite 200, Tyler, Texas 75702 and its telephone number is (903) 595-8800.

     The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect three Class I directors to serve for three years and until their successors have been duly elected and shall qualify; (ii) to ratify the selection of Ernst & Young LLP as the Company's independent accountants; and (iii) to transact such other business as may properly come before the Annual Meeting.

     The Company's Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote in favor of each of the proposals. All of the holders of record of common stock, $.001 par value (the "Common Stock"), of the Company at the close of business on October 1, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. The stock transfer books will not be closed.

     In June 1998 the Company effected a two-for-three reverse split of its Common Stock. Unless otherwise indicated, all figures in this Proxy Statement relating to shares, options, share or option prices, etc., have been calculated or adjusted to give effect to the reverse split.

     The Notice of Meeting, this Proxy Statement, the enclosed Proxy and the Company's Annual Report to Stockholders for the year ended May 31, 1998 are being mailed to stockholders on or about October 8, 1998. The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the year ended May 31, 1998, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to the Company, 1000 Louisiana, Suite 600, Houston, Texas 77002,
Attention: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

                              VOTING REQUIREMENTS

     As of the Record Date, there were outstanding 4,235,611 shares of the Common Stock. Only holders of shares of Common Stock of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting, such holders being entitled to one vote on all matters presented at the Annual Meeting for each share held of record. The presence in person or by proxy of holders of record of at least one-third of the shares of Common Stock outstanding as of the Record Date is required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. The nominees to be elected as Class I Directors named in Proposal 1 must receive a plurality of the eligible votes cast at the Annual Meeting with respect to Proposal 1. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of at least a majority of the outstanding shares of Common Stock entitled to vote thereon, present in person or by proxy. Abstentions and broker non-votes will be counted only for the purpose of determining the existence of a quorum. Holders of the 15,000 shares of Series A 14% Cumulative Preferred Stock and 87,286 shares of Series B Preferred Stock which are issued and outstanding are entitled to notice of all meetings of stockholders at the same time and in the same manner as notice is given to all stockholders entitled to vote at any such meeting; however, such shares of Preferred Stock shall not be counted for purposes of calculating the quorum nor are such shares of Preferred Stock entitled to vote on any matter proposed herein.

     As of the Record Date, all of the present directors and executive officers of the Company, as a group of eight persons, owned beneficially 76% of the total voting securities of the Company. To the knowledge of management, as of the Record Date, the only executive officers, directors or nominees for director who owned beneficially five percent or more of the Company's outstanding shares are Messrs. McMurrey, Wedner and Van Pelt. See "Voting Securities and Principal Holders Thereof."

     Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

     ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute the proxies.

     The Company's Annual Report for the fiscal year ended May 31, 1998, including audited financial statements, will accompany the mailing to stockholders of this Proxy Statement.

                        DISSENTERS' RIGHTS OF APPRAISAL

     The Board of Directors does not propose any action for which the laws of the State of Delaware, the Certificate of Incorporation or the By-Laws of the Company provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

                      INTEREST OF OFFICERS AND DIRECTORS
                          IN MATTERS TO BE ACTED UPON

     Certain officers or directors of the Company have a substantial interest in one of the matters to be acted upon at the Annual Meeting: Class I directors have been nominated for re-election to the office of director for a term of three years.

                             VOTING SECURITIES AND
                           PRINCIPAL HOLDERS THEREOF

     Only holders of record of the outstanding 4,235,611 shares of Common Stock as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The following table sets forth certain information as of the Record Date with respect to: (1) each executive officer, director and the director nominees; (2) all executive officers and directors of the Company as a group; and (3) all persons known by the Company to be the beneficial owners of five percent or more of the Company's Common Stock.

                                                                          Percentage of Outstanding
Name and Address                               Number of Shares             Shares of Common Stock
of Beneficial Owner (1)                       Beneficially Owned              Beneficially Owned
-----------------------------------------   ---------------------      -----------------------------
Robert M. McMurrey (2)(3)(4)                            1,276,666                    29.6%
110 N. College, Suite 200
Tyler, TX  75702

J. Richard Carlson (2)(5)                                  91,719                     2.1%
110 N. College, Suite 200
Tyler, TX  75702

Clifford E. McFarland (3)(6)                               12,666                      *
McFarland, Grossman & Company
9821 Katy Freeway, Suite 500
Houston, TX  77024

Charles C. Green III (3)(7)                                 6,666                      *
Castle Tower Holding Corporation
510 Bering, Suite 310
Houston, TX  77057

Continental Illinois Venture Corporation (8)            5,846,055                    62.4%
231 South La Salle Street
Chicago, IL  60697

Marcus D. Wedner (3)(9)                                 5,852,721                    62.4%
Continental Illinois Venture Corporation
231 South La Salle Street
Chicago, IL  60697

Thomas E. Van Pelt, Jr. (3)(9)                          5,846,055                    62.4%
Continental Illinois Venture Corporation
231 South La Salle Street
Chicago, IL  60697


                                                                          Percentage of Outstanding
Name and Address                               Number of Shares             Shares of Common Stock
of Beneficial Owner (1)                       Beneficially Owned              Beneficially Owned
-----------------------------------------   ---------------------      -----------------------------
Thomas E. Gage (3)(10)                                     50,000                     1.2%
Marconi Pacific, LLC
7910 Woodmont Avenue, Suite 540
Bethesda, MD  20814

Thomas R. McLemore (2)(11)                                  5,279                      *
110 N. College, Suite 200
Tyler, TX  75702

CIVC Partners I (12)                                      511,763                    11.3%
c/o Continental Illinois Venture Corporation
231 South La Salle Street
Chicago, IL  60697

GM Holdings, L.L.C. (13)                                  701,526                    15.5%
201 Fourth Avenue North, 11th Floor
Nashville, TN  37219

G. David Higginbotham  (14)                               313,333                     7.3%
3122 Oleander St.
Tyler, TX  75707

All Executive Officers & Directors as a                 7,295,717                    76.0%
 Group (8 Persons) (15)

---------------
*    Denotes less than one percent.
(1) Unless otherwise noted, the Company believes that all of such shares are owned of record by each individual named as beneficial owner and that such individual has sole voting and dispositive power with respect to the shares of Common Stock owned by each of them. Such person's percentage ownership is determined by assuming that the options or convertible securities that are held by such person, and which are exercisable within 60 days from the date hereof, have been exercised or converted, as the case may be.
(2)  Executive Officer.
(3)  Director.
(4) Mr. McMurrey is the sole owner of the outstanding stock of Rainbow Resources, which is the direct owner of 1,200,000 of such shares. Includes 76,666 shares underlying the currently exercisable portion of options issued to Mr. McMurrey. By virtue of Mr. McMurrey's ownership of Rainbow Resources, he may be deemed to be a "parent" of the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(5) Includes 88,219 shares underlying the currently exercisable portion of a stock option granted to Mr. Carlson.
(6)  Includes 6,666 shares underlying a stock option granted to Mr. McFarland.
(7)  Represents shares underlying a stock option granted to Mr. Green.
(8) Includes 2,660,840 shares of Common Stock underlying a warrant issued to Continental Illinois Venture Corporation ("CIVC") and 1,945,038 shares of Common Stock underlying warrants to purchase 324,173 shares of non-voting Series B Preferred Stock (each share of Series B Preferred Stock is convertible into six shares of Common Stock). Also includes 716,461 shares of Common Stock issued, and 523,716 shares of Common Stock issuable, to parties related to and not related to CIVC for which CIVC holds the voting rights. CIVC may be deemed to be the beneficial owner of such additional shares pursuant to the rules of attribution of beneficial ownership set forth in Rule 13d-3 under the Exchange Act. CIVC disclaims beneficial ownership of such 716,461 and 523,716 shares of Common Stock. Does not include liquidation value of $11,818,000 (or 11,818 shares) of non-voting Series A Preferred Stock issued to CIVC. CIVC may be deemed to be a "parent" of the Company pursuant to the Exchange Act. See "Certain Transactions."
(9) Includes for Mr. Wedner 6,666 shares of Common Stock underlying stock options. The remaining holdings represent shares of Common Stock issued or underlying currently exercisable warrants or convertible preferred shares issued to CIVC, of which Messrs. Wedner and Van Pelt are Managing Directors, and to certain related parties of CIVC (including CIVC Partners I, of which Messrs. Wedner and Van Pelt are general partners) and others. Because they hold voting control over (i) the Company's securities owned by CIVC and (ii) the Company's securities covered by proxies granted by others to CIVC, each of Messrs. Wedner and Van Pelt may be deemed to be the beneficial owner of such shares pursuant to the rules of attribution of beneficial ownership set forth in Rule 13d-3 under the Exchange Act. See "Certain Transactions."
(10) Represents shares underlying warrants granted to Marconi Pacific, LLC, of which Mr. Gage is Chairman.
(11) Represents shares underlying the currently exercisable portion of an option issued to Mr. McLemore.
(12) Includes 216,114 shares of Common Stock which may be acquired upon conversion of 36,019 shares of non-voting Series B Preferred Stock. All of such shares are also included in the figure reported for CIVC in this table, because CIVC holds the voting power, but not the dispositive power, for such shares. See Footnote 8. Does not include liquidation value of $1,313,000 (or 1,313 shares) of Series A Preferred Stock issued to CIVC Partners I. Each of Messrs. Wedner and Perry is a general partner of CIVC Partners I and each has voting and dispositive control over the securities of the Company held by CIVC Partners I.
(13) Includes 296,250 shares of Common Stock which may be acquired upon conversion of 49,375 shares of non-voting Series B Preferred Stock. All of such shares are also included in the figure reported for CIVC in this table because CIVC holds the voting power, but not the dispositive power, for such shares. See Footnote 8. Does not include liquidation value of $1,800,000 (or 1,800 shares) of Series A Preferred Stock issued to GM Holdings, L.L.C.
(14) Includes 43,333 shares underlying the currently exercisable portion of options granted to Mr. Higginbotham.
(15) Includes 1,925,961 shares of Common Stock issued and outstanding and 5,369,756 shares of Common Stock underlying exercisable warrants, options and convertible preferred shares.

                       DIRECTORS AND EXECUTIVE OFFICERS

     The names of all directors and executive officers of the Company as of the date hereof are as follows:

NAME                                       YEARS WITH THE COMPANY                        POSITION WITH THE COMPANY
---------------------------------    --------------------------------    -------------------------------------------------------
Robert M. McMurrey                                   14                    Chairman of the Board of Directors and Chief
                                                                           Executive Officer
J. Richard Carlson                                   1                     President, Chief Operating Officer
Clifford E. McFarland                                3                     Director
Charles C. Green III                                 3                     Director
Marcus D. Wedner                                     3                     Director
Thomas E. Van Pelt, Jr.                              1                     Director
Thomas E. Gage                                       1                     Director
Thomas R. McLemore                                   1                     Executive Vice President, Chief Financial Officer
                                                                           and Assistant Secretary

     Biographical information with respect to the present executive officers and Directors of the Company, including the nominees for Director, is set forth below.

     Robert M. McMurrey has been Chief Executive Officer and a director of the Company since 1984. He is also the President and Chief Executive Officer and director of Rainbow Resources, of which he is the sole stockholder. Through Rainbow Resources, Mr. McMurrey acquired a controlling interest in the Company in 1984. Also in 1984, Mr. McMurrey formed a corporation known as Jecca Towers to own and operate telecommunications towers and SMR operations. Mr. McMurrey was active in the oil and gas industry for over 30 years. Mr. McMurrey received a B.S. Degree in Petroleum Engineering from the University of Texas in 1971. Mr. McMurrey is 52 years old and has been nominated for re-election as a Class I director.

     J. Richard Carlson was appointed President and Chief Operating Officer of the Company in August 1997. From January to August 1997 he owned and operated Diamond Wireless Group, Inc., a consulting firm in Alexandria, Virginia. He was Vice President of Marketing for IDB Mobile Communications, a provider of mobile satellite services, from August 1995 to December 1996, and Vice President of Marketing and Operations for Coastel Communications, an offshore cellular telephone service provider, from January 1992 to July 1995. Mr. Carlson is 36 years old.

     Clifford E. McFarland has been a director of the Company since May 1995 and in 1991 co-founded and has been the President and a Managing Director of McFarland, Grossman & Company ("MGC"), an investment bank in Houston, Texas.
MGC has from time to time rendered investment banking services to the Company. See "Compensation of Directors and Executive Officers--Consulting and Other Arrangements." From 1988 to 1994, Mr. McFarland was Secretary and a director of Amerinet Corporation ("Amerinet"), a non-reporting, public company marketing affinity credit cards. Amerinet ceased operations on March 15, 1990 and was inactive thereafter. Amerinet made filings in bankruptcy court in early 1995 in order to reorganize for a merger with a private company. Mr. McFarland is 42 years old and has been nominated for re-election as a Class I director.

     Charles C. Green III has been a director of the Company since May 1995. In September 1997 he became Executive Vice President and Chief Financial Officer of Castle Tower Holding Corporation, a telecommunications holding company. During 1997 he was Executive Vice President, Chief Financial Officer and a director of Bellweather Exploration Company, an independent oil and gas company in Houston. He was Vice Chairman and Chief Investment Officer of Torch Energy Advisors Incorporated ("Torch"), a Houston-based manager of oil and gas investments for domestic and foreign institutional investors, from 1995 to 1996. He was President of Torch from 1994 to 1995 and Executive Vice President from 1992 to 1994. Mr. Green is 52 years old and has been designated as a Class III director.

     Marcus D. Wedner has been a director of the Company since August 1995 and has been a Managing Director of CIVC, a venture capital investor, since 1992, prior to which he was a Vice President of CIVC from 1990. Mr. Wedner is also a director of TransWestern Communications Company, Inc., the holding company of an independent publisher of yellow pages directories. Mr. Wedner is 35 years old and has been designated as a Class II director.

     Thomas E. Van Pelt, Jr. has been a director of the Company since March 1998. Since late 1994 he has been a Managing Director of CIVC, and from 1990 through 1994 he was Vice President of Continental Bank. Mr. Van Pelt is 34 years old and has been designated as a Class III director.

     Thomas E. Gage has been a director of the Company since March 1998. Since 1996 he has been Chairman and owner of Marconi Pacific LLC of Bethesda, Maryland, a consulting firm. Marconi Pacific LLC provides consulting services to the Company. From 1991 to 1996 Mr. Gage was associated with Gemini Consulting in Morristown, New Jersey. See "Compensation of Directors and Executive Officers--Consulting and Other Arrangements." Mr. Gage is 47 years old and has been nominated for re-election as a Class I director.

     Thomas R. McLemore joined the Company as Controller and interim Chief Financial Officer in January 1997, was appointed Vice President of Finance in March 1997, and Executive Vice President and Chief Financial Officer in June 1997. Before joining the Company, he operated his own independent consulting company, Management Consulting Services, from 1993 to 1997. Mr. McLemore was a founder and Chief Financial Officer of Mid-Valley Waste Systems, Inc., a solid waste removal company in Sacramento, California, from 1990 to 1993. Mr. McLemore is a certified public accountant and is 47 years old.

     All officers of the Company are elected to serve in such capacities until the next annual meeting of the Board of Directors of the Company and until their successors are duly elected and qualified.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission (the "Commission") and the American Stock Exchange. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely upon a review of Forms 3, Forms 4 and Forms 5 furnished to the Company pursuant to the Exchange Act during its most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors and securityholders required to file the same during the fiscal year ended May 31, 1998, except as follows: Mr. Carlson and Mr. Gage each failed to timely file a Form 3, and Mr. Carlson failed to timely file three Forms 4. Such filings have been made subsequent to the fiscal year end.

                            THE BOARD OF DIRECTORS

     The Company's Certificate of Incorporation provides that the number of directors of the Company shall be set forth in the By-Laws, which number may be increased or decreased pursuant to the By-Laws. In accordance with the By-Laws, the number of directors may not be fewer than three and no more than twelve. Pursuant to the Company's By-Laws, the Board of Directors has established that the Board of Directors shall consist of six members.

     The current directors are designated in each class as follows: Class I - Robert M. McMurrey, Clifford E. McFarland and Thomas E. Gage; Class II - Marcus
D. Wedner; and Class III - Charles C. Green III and Thomas E. Van Pelt, Jr. Class I directors are expected to stand for re-election at the upcoming Annual Meeting of Stockholders; Class II directors are expected to stand for re-election at the Annual Meeting of Stockholders one year subsequent to the Annual Meeting; and Class III directors are expected to stand for re-election at the Annual Meeting of Stockholders two years subsequent to the Annual Meeting. Each member of the Board of Directors then elected will serve for a term of three years or until a successor has been elected and qualified. The Class I directors, Robert M. McMurrey, Clifford E. McFarland and Thomas E. Gage, will stand for re-election at the Annual Meeting to serve for three years and until their successors are duly elected and qualified. Messrs. Wedner and Van Pelt serve on the Board of Directors as the designees of CIVC.

     The Board of Directors met five times during the fiscal year ended May 31, 1998. Mr. Green was the only incumbent director who attended fewer than 75% of the aggregate of all of the meetings of the Board and the Committees on which he served.

     There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or securityholder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established three standing committees, namely, an Audit Committee, a Compensation Committee and an Executive Committee. The Board of Directors does not have a standing nominating committee or any committee serving a similar function.

     Audit Committee. The duties and responsibilities of the Audit Committee are to recommend the selection of the independent public accountants for the Company to the Board of Directors, to review the scope and cost of the audit, to review the performance and procedures of the auditors, to review the final report of the independent auditors, to be available for consultation to the independent auditors, to review with the Company's Chief Financial Officer and independent auditors corporate accounting practices and policies and financial controls, and to perform all other such duties as the Board of Directors may from time to time designate. The members of the Audit Committee are Thomas E. Van Pelt, Jr., Clifford E. McFarland and Thomas E. Gage. During the fiscal year ended May 31, 1998, the Audit Committee held one meeting; all members were present.

     Compensation Committee. The duties and responsibilities of the Compensation Committee are to review periodically the compensation of executive officers and other key employees, to make recommendations as to bonuses and salaries, and to perform all other such duties as the Board of Directors may from time to time designate. The members of the Compensation Committee are Charles C. Green III and Marcus D. Wedner. During the fiscal year ended May 31, 1998, the Compensation Committee held one meeting; all members were present.

     Executive Committee. The duties and responsibilities of the Executive Committee are to exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Company, to the extent not assigned to other committees of the Board of Directors and to the extent permitted by Delaware law and the By-Laws of the Company. The members of the
Executive Committee are Robert M. McMurrey and Marcus D. Wedner.   During the
fiscal year ended May 31, 1998, the Executive Committee held no meetings.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the aggregate cash compensation paid to the Company's Chief Executive Officer and each other officer receiving compensation in excess of $100,000 for services rendered to the Company during the fiscal years ended May 31, 1998, 1997 and 1996. The figures set forth in the following tables relating to stock and stock options are adjusted to give effect to the Company's reverse stock split, which occurred after the end of the 1998 fiscal year.


                                               Annual Compensation                          Long-Term Compensation
                              ------------------------------------------------------------------------------------------
                                                                                         Restricted        Securities
        Name and                                                     Other Annual          Stock           Underlying
   Principal Position         Year      Salary ($)  Bonus ($) (1)  Compensation ($)    Awards ($)(2)     Option/SARs (#)
------------------------------------------------------------------------------------------------------------------------

Robert M. McMurrey            1998       175,000      50,000             ---                ---                 ---
Chairman and CEO              1997       175,000      12,000             ---                ---                 ---
                              1996       157,346      35,000             ---                ---              16,666
------------------------------------------------------------------------------------------------------------------------
J. Richard Carlson (3)        1998       145,833      80,000             ---                ---             333,333
President and COO             1997           ---         ---             ---                ---                 ---
                              1996           ---         ---             ---                ---                 ---



                                               Annual Compensation                          Long-Term Compensation
                              ------------------------------------------------------------------------------------------
                                                                                         Restricted        Securities
        Name and                                                     Other Annual          Stock           Underlying
   Principal Position         Year      Salary ($)  Bonus ($) (1)  Compensation ($)    Awards ($)(2)     Option/SARs (#)
------------------------------------------------------------------------------------------------------------------------
G. David Higginbotham         1998       165,000         ---             ---                ---                 ---
(4)                           1997       165,000       8,000             ---                ---                 ---
                              1996       147,346      33,000             ---                ---              16,666
-----------------------------------------------------------------------------------------------------------------------
Thomas R. McLemore            1998        91,250       9,000             ---                ---                 ---
Executive Vice                1997        33,750         ---             ---                ---              16,666
President and CFO (5)         1996           ---         ---             ---                ---                 ---
-----------------------------------------------------------------------------------------------------------------------

_______________
(1) Bonuses shown were paid in the fiscal year following the year in which services were provided.
(2) The number and value of the aggregate restricted stock beneficial holdings for the named executives at the end of the last fiscal year, based on the closing bid price of the Common Stock on May 29, 1998, were as follows (without giving effect to the consideration paid for the securities held):
     Mr. McMurrey: 1,200,000 shares, with a value of $5,625,000; Mr. Carlson:
     2,800 shares, with a value of $13,125; Mr. Higginbotham: 300,000 shares, with a value of $1,406,250; Mr. McLemore: none.
(3) Mr. Carlson became an employee of the Company during fiscal year 1998; consequently the fiscal 1998 salary figure is for an abbreviated period. His annual salary rate is $175,000.
(4) Mr. Higginbotham served as President through August 3, 1997, at which time he became Senior Vice President of Network Operations and MIS. As of May 31, 1998, he ceased to be an officer of the Company.
(5) Mr. McLemore became an employee of the Company during fiscal year 1997; consequently the fiscal 1997 salary figure is for an abbreviated period.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to options granted during the fiscal year ended May 31, 1998 to Messrs. McMurrey, Carlson, Higginbotham and McLemore, and as set forth above in the Summary Compensation Table.

                           Number of Securities                Percent of Total
                                Underlying                  Options/SARs Granted to           Exercise or Base       Expiration
           Name           Options/SARs Granted (#)          Employees in Fiscal Year             Price ($/Sh)           Date
-------------------       ------------------------          ------------------------          ----------------       ----------
Robert M. McMurrey                   0                                n/a                           n/a                 n/a
J. Richard Carlson                333,333                            89.3%                         $2.715              8/4/07
G. David Higginbotham                0                                n/a                           n/a                 n/a
Thomas R. McLemore                   0                                n/a                           n/a                 n/a


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information with respect to: (i) options exercised during the fiscal year ended May 31, 1998 by Messrs. McMurrey, Carlson, Higginbotham and McLemore, as set forth above in the Summary Compensation Table, and (ii) unexercised options held by such persons at the end of the fiscal year ended May 31, 1998.



                                                             Number of Securities Underlying    Value of Unexercised in the Money
                                                               Unexercised Options/SARs            Options/SARs at the Fiscal Year
                               Shares                           at Fiscal Year End (#)                 Ended May 31, 1998 ($)
                             Acquired On        Value      ---------------------------------------------------------------------
           Name              Exercise (#)    Realized ($)     Exercisable     Unexercisable      Exercisabable     Unexercisable
--------------------------  -------------    ------------  -----------------  -------------  --------------------  -------------
Robert M. McMurrey                0               0              73,332           10,000              0                  0
J. Richard Carlson                0               0                0             333,333              0               136,667
G. David Higginbotham             0               0              40,000           10,000              0                  0
Thomas R. McLemore                0               0               3,607           13,059            2,478               8,972

EMPLOYMENT AGREEMENTS

     In August 1995, the Company entered into an employment agreement with Mr. McMurrey, Chairman of the Board and Chief Executive Officer. Pursuant to the agreement, Mr. McMurrey is employed at a base salary of $175,000 per annum for the three years ending August 1998, and is entitled to bonuses based on a performance formula. Mr. McMurray's employment agreement has been extended for an additional one year period, according to its terms. In July 1997, the Company entered into an employment agreement with J. Richard Carlson, President and Chief Operating Officer. Pursuant to the agreement, Mr. Carlson is employed at a base salary of $175,000 per annum for the first two years ending August 4, 1999, and is entitled to bonuses based on a performance formula.

     The employment agreements permit the Company to terminate the employment of the employee for "cause" or for any other reason, provided that in the latter case the Company is obligated to continue the employee's base salary (at twice the then current rate) for 12 months. The agreements require that Messrs. McMurrey and Carlson devote substantially all of their business time to the Company. Pursuant to the agreements, the Company issued to Mr. McMurrey options to purchase 16,666 shares of Common Stock, which are exercisable at a price of $6.00 per share and which vest ratably over five years (provided that the vesting of such options shall accelerate upon any sale of the Company). Similarly, the Company issued to Mr. Carlson options to purchase 333,333 shares of Common Stock, exercisable at $2.715 per share and which vest ratably over five years. The agreements also contain confidentiality and non-competition provisions. In addition, the agreements provide for death benefits and disability benefits and provide for the payment by the Company of any expenses of the employee incurred in any successful proceeding to enforce provisions of his employment agreement.

CONSULTING AND OTHER ARRANGEMENTS

     In August 1995, the Company entered into an employment agreement with G. David Higginbotham, then President and Chief Operating Officer of the Company. In July 1997 the Company and Mr. Higginbotham amended Mr. Higginbotham's agreement such that Mr. Higginbotham became the Senior Vice President of Network Operations and MIS of the Company. Subsequently, as of June 1, 1998, the Company and Mr. Higginbotham mutually terminated Mr. Higginbotham's employment arrangement and entered into a Consulting Agreement, providing that Mr. Higginbotham will provide at least thirty hours per week of executive management consulting services to the Company for an initial period through May 31, 1999 ("Initial Term"), for compensation during the Initial Term of $150,000 per annum. The Consulting Agreement also provides for a twelve month subsequent consulting period, with compensation to be made on an hourly basis at a rate to be negotiated by the Company and Mr. Higginbotham prior to the expiration of the Initial Term. Mr. Higginbotham retains his privileges to health benefits as previously provided by the Company under his employment agreement.

     In April 1997, the Company entered into a Consulting Agreement with Marconi Pacific, LLC ("Marconi Pacific"), pursuant to which Marconi Pacific provided consulting services to the Company. Marconi Pacific was paid an aggregate of $303,000 under the Consulting Agreement through the fiscal year ended May 31, 1998. The Company's consulting arrangement with Marconi Pacific continues informally on an as-needed basis. Thomas E. Gage, a director of the Company, is the Chairman of Marconi Pacific.

     On August 5, 1994, the Company entered into a financial advisory agreement with McFarland, Grossman & Company ("MGC"). Clifford E. McFarland is President and a Managing Director of MGC, and became a director of the Company in May 1995. Pursuant to the terms of the agreement with MGC, MGC acted as a financial advisor to assist the Company with certain acquisitions and assisted in arranging a secured credit facility. For such services through February 1995, MGC was issued 13,333 shares of

Common Stock and was paid an aggregate of $720,000 ($500,000 in cash and $220,000 by promissory note, which note has been paid in full). MGC received additional indirect compensation from the Company through MGC's arrangement with Newman and Associates, Inc. ("Newman"), the private placement agent in the August 1995 private placement to the CIVC Investors. MGC provided full and part time senior level investment banking professionals to Newman during the period from February 1995 through August 3, 1995. MGC's gross fees received from Newman for such services were $500,000. As of the date hereof, the Company has no standing agreement for services from MGC.

STOCK OPTION PLAN

     Under the Teletouch Communications, Inc. 1994 Stock Option and Appreciation Rights Plan (the "Stock Option Plan"), directors of the Company who are not also employees may participate in the Stock Option Plan only to the extent of grants of Non-Qualified Options on a non-discretionary basis pursuant to a formula set forth in the Stock Option Plan to the effect that on the date of election to the Board, each non-employee director shall receive a Non-Qualified Option to purchase 6,666 shares of Common Stock at an exercise price equal to the fair market value per share of the Common Stock on that date. Each such option shall vest and become exercisable one year from the date of grant thereof. Messrs. Green, McFarland, Wedner, Van Pelt and Gage were each granted such an option upon their joining the Board of Directors. In addition, the Board of Directors has adopted a policy providing that each non-employee, non-affiliate director shall receive a non-discretionary Non-Qualified Option pursuant to the Stock Option Plan to purchase 666 shares of Common Stock effective as of June 1, 1998 and subsequently on the first business day of January each year beginning in January 1999. Such option will be exercisable at a price equal to the closing market price on the date of grant, and will vest in full one year from the date of grant. Messrs. Green, McFarland and Gage were each granted such an option to purchase 666 shares effective June 1, 1998.

REMUNERATION OF DIRECTORS

     As stated in the previous paragraph, all non-employee directors are entitled to receive a one-time grant of options to purchase 6,666 shares of Common Stock upon election as a director; and all non-employee non-affiliate directors are entitled to receive a grant of options to purchase 666 shares of Common Stock on the first business day of each calendar year. All directors are entitled to reimbursement of reasonable travel and lodging expenses related to attending meetings of the Board of Directors.

     In July 1998 the Company instituted a policy directing that every non-employee, non-affiliate director of the Company would be paid $500 for attendance at meetings of the Board of Directors ($100 for telephonic attendance). Such amount is in addition to reimbursement to such directors for out-of-pocket expenses related to meeting attendance.

                             CERTAIN TRANSACTIONS

     On August 3, 1995 the Company completed a private placement of debt and equity securities with CIVC, an affiliate of Bank of America, under which CIVC, certain related parties and other parties (together, the "CIVC Investors") provided the Company with $25 million in financing in connection with acquisitions which occurred in 1995. In connection with such financing, the Company designated 15,000 shares of its authorized preferred stock as "Series A 14% Cumulative Preferred Stock" and 411,459 shares as "Series B Preferred Stock." The CIVC Investors purchased $15 million in initial liquidation value (or 15,000 shares) of Series A Preferred Stock and $10 million of 14% Junior Subordinated Notes due in 2003 (the "Subordinated Notes"). Dividends on the Series A Preferred Stock and interest on the Subordinated Notes will each accrue at the rate of 14% per annum. The following table sets forth the respective portions of the total $25,000,000 investment made by the CIVC Investors, and the securities issued to each:

                                    Liquidation     Principal
                                     Value of       Amount of                         Warrants to
                                     Series A      Subordinated     Warrants to     Purchase Series
                        Total        Preferred      Promissory    Purchase Common     B Preferred
Investor             Investment        Stock           Note            Stock             Stock
----------------------------------------------------------------------------------------------------
CIVC                  $19,696,600    $11,818,000     $ 7,878,600         2,660,840           324,173
CIVC Partners I         2,188,400      1,313,000         875,400           295,649            36,019
GM Holdings LLC         3,000,000      1,800,000       1,200,000           405,276            49,375
Other Investors           115,000         69,000          46,000            15,536             1,892
                    --------------------------------------------------------------------------------
Total                 $25,000,000    $15,000,000     $10,000,000         3,377,300           411,459

     Each share of Series A Preferred Stock has a liquidation value of $1,000. Each share of Series B Preferred Stock became convertible into six shares of Common Stock on August 3, 1997. Each of the CIVC Investors besides CIVC has granted to CIVC an irrevocable proxy to vote such shares of Common Stock underlying the Common Stock warrants each CIVC Investor acquired. Pursuant to such arrangement, CIVC may be deemed to be the beneficial owner of all the shares of Common Stock underlying the 3,377,300 warrants issued in the CIVC transaction. The CIVC Investors have the right, after August 3, 1997, to require that their securities be registered for public sale. CIVC has the right to designate up to four of seven members of the Company's Board of Directors.
In respect of this right, on August 3, 1995, the Board was enlarged, and Marcus
D. Wedner and Christopher Perry, Managing Directors of CIVC, were designated by CIVC to fill the two newly-created Board seats. They were elected to the Board immediately after the completion of the transactions. In 1998 Mr. Perry resigned from the Company's Board of Directors and Mr. Van Pelt was elected, and serves as CIVC's designee. The Company had no relationship with CIVC prior to entering into such transactions and entered into such transactions following arms-length negotiations.

     CIVC may be deemed to be a "parent" of the Company under the Exchange Act by virtue of the exercisable and convertible securities of the Company either registered in CIVC's name or for which CIVC holds irrevocable proxies. Further, Robert McMurrey, the Company's Chairman and CEO, may also be deemed to be a "parent" of the Company. Mr. McMurrey is the sole owner of Rainbow Resources, which is the registered owner of approximately 27% of the Company's outstanding Common Stock. For additional information relating to the percentage of voting control and other basis of control by CIVC and Mr. McMurrey/Rainbow Resources, see "Voting Securities and Principal Holders Thereof," the table therein and the footnotes thereto.

     For a discussion of employment and other agreements with certain of the Company's executive officers and directors, see "Compensation of Directors and Executive Officers--Employment Agreements" and "Compensation of Directors and Executive Officers--Consulting and Other Arrangements."

                                  PROPOSAL 1
         TO ELECT THREE CLASS I DIRECTORS TO SERVE FOR THREE YEARS AND
        UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND SHALL QUALIFY

     The Board of Directors has concluded that the re-election of the Class I directors is in the best interests of the Company and recommends stockholder approval of the re-election of Robert M. McMurrey, Clifford E. McFarland and Thomas E. Gage for three-year terms and until their successors have been duly elected and shall qualify. The remaining three directors will continue to serve in their positions for the remainder of their terms. Biographical information concerning Messrs. McMurrey, McFarland and Gage and the Company's other directors can be found under "Directors and Executive Officers."

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of Messrs. McMurrey, McFarland and Gage, the nominees listed herein. Although the Board of Directors of the Company does not contemplate that such nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other persons as may be nominated by the Board of Directors.

     The Board of Directors unanimously recommends a vote FOR the election of Messrs. McMurrey, McFarland and Gage, the nominees listed above.

                                  PROPOSAL 2
                 TO RATIFY THE SELECTION OF ERNST & YOUNG LLP
                       AS INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, concluded that the continued engagement of Ernst & Young LLP as the Company's independent public accountants was in the best interests of the Company. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are expected to be available to respond to appropriate questions.

     The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Ernst & Young LLP as independent public accountants for the Company.

                             OTHER PROPOSED ACTION

     The Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does the Board of Directors know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote thereon in accordance with the recommendation of the Board of Directors.

     Stockholders should note that the Company's By-Laws provide that no proposals or nominations of directors by stockholders shall be presented for vote at an annual meeting of stockholders unless notice complying with the requirements in the By-Laws is provided to the Board of Directors or the Company's Secretary no later than the close of business on the fifth day following the day on which notice of the Annual Meeting is first given to stockholders.

                     STOCKHOLDER PROPOSALS AND SUBMISSIONS

     If any stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the next annual meeting of stockholders, that proposal must be presented to the Company's management prior to June 17, 1999.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                     TELETOUCH COMMUNICATIONS, INC.


                                     Susie F. Smith, Secretary

TELETOUCH COMMUNICATIONS, INC.                                             PROXY

                       ANNUAL MEETING OF STOCKHOLDERS OF
                        TELETOUCH COMMUNICATIONS, INC.
                             ON NOVEMBER 11, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert M. McMurrey, Clifford E. McFarland, Charles C. Green III, Thomas E. Gage, Thomas E. Van Pelt, Jr. and Marcus D. Wedner, and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders to be held on November 11, 1998 at 9:00 a.m. at the Four Seasons Hotel, Fairfield Room, 1300 Lamar, Houston, Texas or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1. TO ELECT THREE CLASS I DIRECTORS TO SERVE FOR THREE YEARS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND SHALL QUALIFY.

     [_] FOR THE NOMINEES LISTED BELOW     [_] WITHHOLD AUTHORITY
                                           to vote for the nominees listed below

     (INSTRUCTION: To withhold authority to vote for the nominee strike a line through the nominee's name below:)

                              Robert M. McMurrey
                             Clifford E. McFarland
                                Thomas E. Gage

2. TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

            [_]   FOR           [_] AGAINST             [_] ABSTAIN


Dated:  ___________________, 1998

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

      IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR
                              PROPOSALS 1 AND 2.


         PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING
                            THE ENCLOSED ENVELOPE.